Exhibit (d)(2)


                AMENDMENT TO THE INVESTMENT MANAGEMENT AGREEMENT
        BY AND BETWEEN NATIONAL INVESTORS CASH MANAGEMENT FUND, INC. AND
                      TD WATERHOUSE ASSET MANAGEMENT, INC.

         Amendment made as of April 4, 2002 to the Investment Management Agreement dated as of February 26, 1998 (the "Agreement"), by and between NATIONAL INVESTORS CASH MANAGEMENT FUND, INC. (the "Company") and TD WATERHOUSE ASSET MANAGEMENT, INC. (the "Investment Manager").

                                   WITNESSETH:

WHEREAS, the Company and the Investment Manager desire to make an amendment to the Agreement;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1. The Money Market Plus Portfolio is included as a "Portfolio" under the Agreement for all purposes.

2. For the services provided by the Investment Manager under the Agreement to the Portfolio, the Investment Manager will receive an annual fee, payable monthly, on a graduated basis equal to 0.35 of 1% of the first $1 billion of average daily net assets of the Portfolio, 0.34 of 1% of the next $1 billion, and 0.33 of 1% of average daily net assets of the Portfolio over $2 billion.

3. With respect to the Portfolio, the Agreement shall have an initial term of two (2) years beginning as of the date of this Amendment, unless sooner terminated as provided in the Agreement.

4. Except as specifically amended hereby, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be signed by their respective duly authorized officers as of the day and year above written.

                                  NATIONAL INVESTORS CASH MANAGEMENT FUND, INC.

                                  By:  /s/ George A. Rio
                                      -----------------------------------
                                      Name: George A. Rio
                                      Title:   President
WITNESS:

/s/ Karen Jacoppo-Wood            TD WATERHOUSE ASSET
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                                  MANAGEMENT, INC.

                                  By:  /s/ David Hartman
                                      -----------------------------------
                                      Name: David Hartman
                                      Title:
WITNESS:

/s/ Michele R. Teichner
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